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Exhibit 10.1

RECEIVABLES PURCHASE AGREEMENT

between

YAMAHA MOTOR CORPORATION, U.S.A.,

as Seller

and

YAMAHA MOTOR RECEIVABLES CORPORATION,

as Purchaser

Dated as of March 1, 1994

i

        This RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is entered into as of March 1, 1994 by and between YAMAHA MOTOR RECEIVABLES CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as purchaser (in such capacity, the "Purchaser"), and YAMAHA MOTOR CORPORATION, U.S.A., INC. ("Yamaha"), a corporation organized and existing under the laws of the State of California, as seller (in such capacity, the "Seller").

B A C K G R O U N D:

        The following statements are the mutual representations of the parties with respect to certain factual matters forming the basis for this Agreement and are an integral part of this Agreement.

        A.    Receivables.    Pursuant to a Receivables Sale Agreement, dated as of March 1, 1994 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Sale Agreement"), between Yamaha, as purchaser, and ITT Commercial Finance Corp., a Nevada corporation ("ITT"), as seller thereunder, Yamaha will own, among other things, all of ITT's right, title and interest in, to and under all receivables (collectively, the "Receivables") arising out of all wholesale motorized equipment financing accounts (collectively, the "Accounts") established by ITT with respect to wholesale financing arrangements with domestic dealers or manufacturers which have entered into dealer or other purchaser agreements with Yamaha to sell products manufactured by Yamaha Motor Manufacturing Corporation of America or Yamaha Motor Company, Ltd. (collectively, the "Dealers"). The Receivables include the rights to payment of money (whether characterized as "accounts", "chattel paper" or "general intangibles", each as defined in Article 9 of the UCC) arising in each Account received on or after January 31, 1994 (the "Cut-Off Date"). The Accounts include (i) the wholesale motorized equipment financing accounts so indicated on Schedule I hereto referred to below (collectively, the "Initial Accounts") and (ii) all wholesale motorized equipment financing accounts that will become Accounts following the creation thereof by ITT.

        B.    Sale of Receivables.    The parties hereto desire that the Seller sell the Receivables in the Initial Accounts to the Purchaser, together with all Receivables arising out of all Accounts created after the Initial Closing Date, pursuant to the terms of this Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, the Purchaser shall transfer the Receivables in the Accounts sold to the Purchaser by the Seller to the Yamaha Motor Master Trust (the "Trust").

        C.    Definitions.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in that certain Master Pooling and Servicing Agreement, dated as of March 1, 1994 (as from time to time amended, supplemented or otherwise modified and in effect, the "Pooling and Servicing Agreement"), by and among the Purchaser, in its capacity as transferor thereunder, Yamaha, in its capacity as servicer thereunder, and The Fuji Bank and Trust Company, in its capacity as Trustee.

A G R E E M E N T:

        The parties, each in consideration of the promises of the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

        SECTION 1.    Sale of the Receivables.

        (a)   By execution of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as specifically provided herein), all of its right, title and interest in, to and under the Receivables in each Account and all Product Security with respect thereto, now existing and hereafter created and wherever located, all monies due or to become due with respect thereto (including Recoveries) on and after the Cut-Off Date and all proceeds thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute, and is not intended to result in, a creation or an assumption by the Purchaser of any obligation of the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Dealer and any affiliate thereof or insurers.

        (b)   In connection with such sale, the Seller agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts meeting the requirements of Relevant UCC State law in such manner and in such jurisdictions as are necessary to perfect the sale, transfer and assignment of the Receivables by the Purchaser to the Purchaser and the transfer of the Receivables to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trustee on or prior to the date of issuance of the Series 1994-1 Class A Asset-Backed Certificates issued pursuant to the Pooling and Servicing Agreement and the Series 1994-1 Supplement, respectively. The Purchaser shall be under no obligation whatsoever to file such financing statements or make any other filings under the UCC in connection with such conveyance. The Trustee and the Purchaser shall be entitled to rely upon the filings made by the Seller.

        (c)   In connection with such sale, the Seller further agrees, at its own expense, on or prior to the Initial Closing Date, (x) to indicate in its books and records that all Receivables created in connection with the Accounts have been sold to the Purchaser pursuant to this Agreement, (y) to deliver to the Purchaser and the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, specifying for each such Account, as of the Cut-Off Date, its account number and the aggregate amount of Receivables outstanding in such Account and (z) within twenty (20) Business Days of any request by the Trustee or the Purchaser, as the case may be, deliver to the Purchaser and the Trustee a new computer file or microfiche list containing a true and complete list of all Accounts identified as described in the preceding clause (y). Such files or lists shall be marked as Schedule I to this Agreement, which is, as it may be amended, supplemented or otherwise modified from time to time, hereby incorporated into and made a part of this Agreement.

        (d)   The Purchaser shall not purchase Receivables if the Seller shall become an involuntary party to (or be made the subject of) any proceeding provided for by any federal or state bankruptcy, insolvency or other debtor relief law (an "Involuntary Case"), other than as creditor or claimant, and such Involuntary Case shall have continued for a period of ten (10) Business Days from and including the day of receipt by the Seller of notice of such Involuntary Case. During such 10-Business Day period, the Purchaser shall suspend its purchase of Receivables hereunder and shall hold all Principal Collections that would have been available to purchase Receivables in the Collection Account (if such deposits would otherwise have been required to be made pursuant to the Pooling and Servicing Agreement) and (a) if, by the first Business Day after such 10-Business Day period, the Purchaser has not obtained an order from the court having jurisdiction of such case or filing which order approves the continuation of the sale of Receivables hereunder by the Seller to the Purchaser and which provides that the Purchaser and the Trustee may rely on such order for the validity and nonavoidance of such transfer (the "Order"), the Purchaser shall hold such Collections in such Collection Account (if so required) until such time as they may be paid to holders of the Certificates and shall not purchase Receivables thereafter for transfer to the Purchaser, or (b) if by such first Business Day, the Purchaser has obtained such Order, the Seller may continue selling Receivables, and the Purchaser may continue purchasing Receivables, pursuant to the terms hereof, as modified by the immediately succeeding sentence. During the period after the 10-Business Day period described above and before the 90-day period following such filing, the purchase price of the Receivables transferred during such period, notwithstanding anything in this Agreement or the Pooling and Servicing Agreement to the contrary, shall be paid to the Seller by the Purchaser in cash not later than the same Business Day of any sale of Receivables. If an Order is obtained but subsequently reversed, rescinded or expired, the Seller shall immediately cease selling Receivables hereunder to the Purchaser and the Purchaser shall immediately cease buying Receivables hereunder. If by the first Business Day after such 90-day period, such

Involuntary Case has not been dismissed, the Purchaser shall immediately cease purchasing Receivables hereunder.

        (e)   The Purchaser shall not purchase Receivables hereunder if the Seller shall admit in writing its inability to pay its debts as they are due, or the commencement by the Seller of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestator or other similar official of the Seller or of any substantial part of its property or the making by the Seller of an assignment for the benefit of creditors or the failure by the Seller generally to pay its debts as such debt becomes due or the taking of corporate action by the Seller in furtherance of any of the foregoing.

        SECTION 2.    Purchase Price.    Except as provided in Section 3, the purchase price for the Receivables sold to the Purchaser under this Agreement (the "Purchase Price"), shall be a dollar amount equal to (1) with respect to Receivables together with the related Product Security in the Initial Accounts, the product of 98.5% (which reflects the aging status and funding costs of the Receivables in, and an arm's length return to, the Purchaser, mutually agreed by both parties) and the aggregate unpaid balance of the Receivables on the Cut-Off Date in respect of the Initial Accounts and (2) with respect to additional Receivables created in the Initial Accounts, 98.5% (as such price may be adjusted by the Purchaser in good faith based on increases in charge-offs, increases in the weighted average Certificate Rate for all Series, increases in Servicing Fees or decreases in Recoveries, or subsequently adjusted downward based on decreases in such items or increases in Recoveries), minus an arm's length return to the Purchaser mutually agreed by both parties and the aggregate unpaid balance of all additional Receivables thereafter created in the Accounts.

        SECTION 3.    Capital Contribution.    $167,983,513 of the Receivables sold as of the Initial Closing Date are to be conveyed by the Seller to the Purchaser as a capital contribution to the Purchaser.

        SECTION 4.    Payment of Purchase Price on the Initial Closing Date and Thereafter.    The Purchase Price for Receivables shall be paid or provided for on the Initial Closing Date and from time to time thereafter as new Receivables are created in either of the following ways: (i) by payment in cash in immediately available funds; or (ii) in the event that the total Purchase Price is not paid in full in cash by the Purchaser on the Initial Closing Date or on any date of determination thereafter, the Seller shall convey the principal amount of such cash shortfall as a capital contribution to the Purchaser.

        SECTION 5.    Adjustments to Purchase Price.    The Purchase Price shall be adjusted (a "Credit Adjustment") with respect to any Receivable adjusted as provided in Section 3.8(a) of the Pooling and Servicing Agreement. To the extent that the Purchaser is required thereunder to pay to the Servicer for deposit into the Collection Account, the Seller shall pay to the Purchaser the amount required to be paid to the Servicer thereunder.

        SECTION 6.    Settlement and Ongoing Payment of Purchase Price.    On each Distribution Date under the Pooling and Servicing Agreement, the Seller shall deliver to the Purchaser a settlement statement in substantially the form of Exhibit A (the "Settlement Statement"), showing the aggregate Purchase Price of Receivables conveyed to the Purchaser during the prior Collection Period, and the amount which remains unpaid as Credit Adjustments made with respect to such prior Collection Period pursuant to Section 5 hereof. Any balance due from the Purchaser to the Seller shall be paid in immediately available funds or the Seller shall convey such amount as a capital contribution to the Purchaser and any balance due from the Seller to the Purchaser shall be paid in immediately available funds.

        SECTION 7.    Acceptance and Agreement by the Purchaser.

        (a)   The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property described in Section I(a) hereof. The Purchaser further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Purchaser and the Trustee the computer file or microfiche list described in clause (y) of Section 1(c) hereof.

        (b)   The Purchaser hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule I delivered to the Purchaser by the Seller pursuant to Section 1(c) or Section 10(b) hereof, except as may be required by law or to a Successor Servicer appointed pursuant to Section 10.2 of the Pooling and Servicing Agreement. The Purchaser agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Seller to inspect the Purchaser's security and confidentiality arrangements from time to time during normal business hours. The Purchaser shall make reasonable efforts to provide the Seller with written notice five (5) Business Days prior to any disclosure pursuant to this Section 7(b) and shall cooperate with the Seller to seek any protective order and confidentiality agreement the Seller deems necessary or advisable.

        (c)   It is the intention of the Seller and the Purchaser that the transfer of the Receivables and the related Product Security contemplated herein constitute an absolute assignment and sale of such Receivables and related Product Security from the Seller to the Purchaser and not a transfer for security. However, in the event that such transfer is not characterized as an absolute assignment and sale, but rather as a transfer for security, then the Seller hereby grants the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Receivables and the related Product Security now existing and hereafter created, all monies due and to become due with respect thereto and all proceeds thereof as security for the obligations of the Seller hereunder. The parties hereto agree that this Agreement shall constitute a security agreement under the law in effect in the Relevant UCC State.

        (d)   The Purchaser shall maintain net worth (exclusive of any interest of the Purchaser in the Transferor Interest) at an amount equal to at least the greater of $18,292,682 or 10% of the Trust Principal Component.

        SECTION 8.    Representations and Warranties of the Seller Relating to the Seller and the Agreement.    The Seller hereby represents and warrants to the Purchaser as of the Initial Closing Date and each date on which new Accounts are created and Receivables arising therein are sold to the Purchaser that:

          (a)    Organization and Good Standing.    The Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of California and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b)    Due Qualification.    The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

          (c)    Due Authorization.    The execution and delivery of this Agreement, the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

          (d)    No Conflict.    The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

          (e)    No Violation.    The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any material Requirements of Law applicable to the seller.

          (f)    No Proceedings.    There are no proceedings or, to the best knowledge of the Seller, investigations, pending or threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems.

          (g)    All Consents Required.    All appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof or thereof, have been obtained.

          (h)    Enforceability.    This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

          (i)    Record of Accounts.    As of the Initial Closing Date, in the case of Initial Accounts, as of any date on which new Accounts are created and Receivables arising therein are sold to the Purchaser and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule I to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, any date on which Receivables arising in new Accounts are sold to the Purchaser or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date.

          (j)    Valid Sale and Transfer.    This Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in, to and under the Receivables and the related Product Security, whether now existing or hereafter created, together with all monies due and to become due with respect thereto, and all proceeds thereof. Upon the filing of the financing statements described in Section 1(b) with the Secretary of State of the State of California and, in the case of the Receivables hereafter created and the proceeds thereof upon the creation thereof, the Purchaser shall have a first priority perfected ownership interest in such property. Except as otherwise provided in the Pooling and Servicing Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to, or interest in, the Trust Assets.

        The representations and warranties set forth in this Section 8 shall survive the sale, transfer and assignment of the Receivables to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

        In the event of any breach of any of the representations and warranties set forth in this Section 8 and if, in connection therewith, the Purchaser shall be obligated to purchase the Certificateholders', Interest pursuant to Section 2.4(c) of the Pooling and Servicing Agreement, the Seller shall repurchase the Receivables and the related Product Security and shall pay to the Purchaser on the Business Day preceding the Distribution Date on which such purchase of the Certificateholders' Interest is to be made an amount equal to the purchase price for the Certificateholders' Interest as specified in the Pooling and Servicing Agreement. The obligation of the Seller to repurchase the Receivables pursuant to this Section 8 shall constitute the sole remedy against the Seller respecting an event of the type specified in the first sentence of this Section 8 available to the Purchaser and to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders).

        SECTION 9.    Representations and Warranties of the Seller Relating to the Receivables.

        (a)    Representations and Warranties.    The Seller hereby represents and warrants to the Purchaser that:

            (i)  Each Receivable existing on the Initial Closing Date has been conveyed, and each Receivable created after the Initial Closing Date in an Account will be conveyed, to the Purchaser free and clear of any Lien.

           (ii)  With respect to each Receivable and all related Product Security existing on or created after the Initial Closing Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Product Security to the Purchaser have been duly obtained, effected or given and are in full force and effect.

          (iii)  On each date on which Receivables arising in an Account are sold to the Purchaser hereunder, such Account is an Eligible Account.

          (iv)  On each date on which Receivables arising in an Account are sold to the Purchaser, each Receivable conveyed to the Purchaser on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Purchaser in accordance with Section 8.

        (b)    Notice of Breach.    The representations and warranties set forth in this Section 9 shall survive the transfer and assignment of the Receivables to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in this Section 9, the party discovering such breach shall give prompt written notice to the other party.

        (c)    Reassignment.    In the event any representation or warranty under Section 9(a) is not true and correct as of the date specified therein with respect to any Receivable or Account and the Purchaser is, in connection therewith, required to purchase such Receivable or all Receivables in such Account pursuant to Section 2.4(c) of the Pooling and Servicing Agreement, then, within sixty (60) days (or such longer period as may be agreed to by the Purchaser) of the earlier to occur of the discovery of any such event by the Seller or the Purchaser, or receipt by the Seller or the Purchaser of written notice of any such event given by the Trustee, the Seller shall repurchase the Receivable or Receivables of which the Purchaser is required to accept reassignment pursuant to the Pooling and Servicing Agreement on the Business Day preceding the Determination Date on which such repurchase is to occur.

        The Seller shall purchase each such Receivable by making a payment to the Purchaser in immediately available funds on the Business Day preceding the Distribution Date on which such repurchase is to occur in an amount equal to the Purchase Price for such Receivable. Upon payment of the Purchase Price, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in, to and under such Receivable, all related

Product Security and all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables pursuant to this Section 9(c). The obligation of the Seller to repurchase any such Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Purchaser and to the Certificateholders (or the Trustee on behalf of the Certificateholders).

        (d)    Notice of Breach.    The representations and warranties set forth in this Section 9 shall survive the transfer and assignment of the Receivables and the proceeds thereof to the Trust. Upon discovery by the Seller or Purchaser of a breach of any of the representations and warranties set forth in this Section 9, the party discovering such breach shall give prompt written notice to the other party and to the Trustee.

        SECTION 10.    [Reserved.]

        SECTION 11.    Repurchase of Ineligible Receivables.

        (a)    Automatic Removal.    In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in Section 9(b)(iii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of an Eligible Receivable, and either of the following conditions is met:

            (i)  the Lien upon the subject Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of the Employee Retirement Income Security Act of 1974, or (3) has been consented to by the Sellers; or

           (ii)  the Lien on the subject Receivable is not of the types described in clause (i) above, and as a result of such breach or event such Receivable becomes a Receivable in a Defaulted Account or the Purchaser's or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien except Liens permitted pursuant to Section 12(b);

then, upon the earlier to occur of the discovery of such breach or event by the Seller, the Servicer or the Purchaser or receipt by the Seller of written notice of such breach or event given by the Trustee, each such Receivable or, at the option of the Purchaser, all such Receivables with respect to the related Account shall be automatically removed from the Trust and repurchased by the Seller on the terms and conditions set forth below in Section 11(c).

        (b)    Removal after Cure Period.    In the event of a breach of any of the representations and warranties set forth in Section 9(b)(i), (ii), (iv) or (v) with respect to a Receivable (other than in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of Eligible Receivable), and as a result of such breach or event such Receivable becomes a Receivable which is not an Eligible Receivable, the Account related to such Receivable becomes a Defaulted Account or the Trust's or the Purchaser's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust or the Purchaser free and clear of any Lien (other than Liens permitted pursuant to Section 12(a)), then, upon the expiration of sixty (60) days or any longer period agreed upon by the Trustee and the Purchaser (not to exceed an additional sixty (60) days) from the earlier to occur of the discovery of any such event by the Purchaser or the Servicer, or receipt by the Purchaser or the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Purchaser or the Trustee, all such Receivables with respect to the related Account, shall be removed from the Trust and repurchased by the Seller on the terms and conditions set forth in Section 11(c); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, (i) such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day, and (ii) such Receivable is an Eligible Receivable, the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty (including those implied by law), and the Trust's and the Purchaser's rights in, to or under such Receivable or its proceeds are no longer impaired as the result of the breach of such representation and warranty, and the proceeds of such Receivable have become available to the Trust and the Purchaser free and clear of all Liens which caused the breach of such representation or warranty, as applicable.

        (c)    Removal Terms and Conditions.    When required or permitted with respect to a Receivable (an "Ineligible Receivable") by the provisions of Section 11(a) or Section 11(b) above, the Seller shall pay to the Purchaser the balance of such Receivable within two (2) Business Days of the date on which such Receivable became an Ineligible Receivable. Any such payment in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable. Upon the reassignment to the Seller of an Ineligible Receivable, the Purchaser shall, without further action, be deemed to sell, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty (including those implied by law), all the right, title and interest of the Purchaser in, to and under such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Ineligible Receivable pursuant to this Section and as shall be specified in an Opinion of Counsel delivered to the Purchaser to the effect that such documents and instruments comply herewith. In the event that on any day within sixty (60) days, or any longer period agreed upon by the Trustee (not to exceed an additional sixty (60) days), of the date on which the repurchase of an Ineligible Receivable pursuant to this Section 11 is effected, (i) the applicable representations and warranties with respect to such Receivable shall be true and correct in all material respects on such date and (ii) the Receivable is an Eligible Receivable, the Account corresponding to the Receivable is no longer a Defaulted Account as the result of the breach of such representation and warranty and the proceeds of such Receivable are available to the Trust and the Purchaser free and clear of all Liens which caused the breach of such representation and warranty, or (iii) the Seller has cured the breach of the representation or warranty, as applicable, the Seller may, but shall not be required to, reconvey such Receivable to the Purchaser. Upon reconveyance of a Receivable pursuant to this Section 11, the Seller shall have been deemed to have made the applicable representations and warranties in Section 9(b) as of the date of such addition, as if the Receivable had been created on such date, and shall execute all such necessary documents and instruments of transfer or assignment and take such other actions as shall be necessary to effect and perfect the reconveyance of such Receivable to the Purchaser. The obligation of the Seller set forth in this Section 11, or the repurchase of such Receivable by the Seller from the Purchaser, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections with respect to such Receivable available to the Purchaser, the Certificateholders or the Trustee on behalf of Certificateholders.

        Notwithstanding any other provision of this Section 11, a reassignment of an Ineligible Receivable shall not occur if the Seller fails to make the deposit required by this Section 11 with respect to such Ineligible Receivable.

        (d)    No Impairment.    For the purposes of Sections 11(a) and 11(b) and above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer for more than the applicable period under Section 9-306(3) of the UCC as in effect in the Relevant UCC State.

        (e)    Reassignment of Trust Portfolio.    In the event of (1) a breach of any of the representations or warranties set forth in Section 8(a) or Section 9(a) or (2) a material amount of Receivables are not Eligible Receivables, and in either case such event has a materially adverse effect on the Purchaser or

Investor Certificateholders, the Purchaser by notice then given in writing to the Seller, may direct the Seller to accept reassignment of all Receivables within sixty (60) days of such notice, or within such longer period as may be specified in such notice (not to exceed an additional sixty (60) days) and the Seller shall be obligated to accept such reassignment on a Distribution Date specified by the Purchaser occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, on the Business Day prior to such Distribution Date, the representations and warranties contained in Section 8(a) or 9(a) shall then be true and correct in all material respects, or there shall no longer be a material amount of Ineligible Receivables, as the case may be. The Seller shall pay the Purchaser on the Business Day immediately prior to the Distribution Date (in immediately available funds) an amount equal to the reassignment deposit amount for such Receivables in the Collection Account. The amount for such reassignment shall be equal to the Aggregate Invested Amount on the Record Date related to the applicable Distribution Date on which such payment is made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable certificate rates through the end of the interest accrual periods of such Series. On the Distribution Date with respect to which such amount has been paid in full to the Purchaser, the Receivables and all monies due or to become due with respect thereto and all proceeds relating thereto shall be reconveyed to the Seller and the Purchaser shall execute or cause the Trustee to execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller or its designee or assignee, all right, title and interest of the Purchaser in, to and under the Receivables, all monies due or to become due with respect thereto and all proceeds thereof and as shall be specified in an Opinion of Counsel delivered to the Purchaser to the effect that such documents and instruments comply herewith.

        SECTION 12.    Covenants of the Seller.    The Seller hereby covenants that:

          (a)    No Liens.    Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Product Security, whether now existing or hereafter created, or any interest therein, and the seller shall defend the right, title and interest of the Purchaser and the Trust in, to and under the Receivables and the Product Security, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

          (b)    Floorplan Financing Agreements and Guidelines and Servicing Agreement.    The Seller shall cause the compliance with and performance of all servicing obligations with respect to the Accounts and Receivables in accordance with the Floorplan Financing Agreements relating to the Accounts, the Floorplan Financing Guidelines and the Servicing Agreement, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Purchaser or the Trustee on behalf of the Certificateholders. Subject to compliance with all Requirements of Law, the Seller may change the terms and provisions of the Floorplan Financing Agreements the Floorplan Financing Guidelines or the Servicing Agreement in any respect only if such change would be permitted pursuant to the Pooling and Servicing Agreement.

          (c)    Delivery of Collections.    In the event that the Seller receives Collections, the Seller agrees to pay the Servicer or any Successor Servicer all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller, but in no event later than two (2) Business Days after the receipt by the Seller thereof.

          (d)    Notice of Liens.    The Seller shall notify the Purchaser and the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder and under the Pooling and Servicing Agreement.

          (e)    Compliance with Law.    The Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to the Seller.

        SECTION 13.    Removal of Accounts.

        (a)   Subject to the conditions set forth below, on each Determination Date on which the Transferor Amount, as a percentage of Trust Principal Component, exceeds 10% at the end of the related Collection Period, the Purchaser may, but shall not be obligated to, designate, from time to time, Accounts for deletion and removal from the Accounts and reconveyance to the Seller; provided, however, that the Purchaser shall not make more than one such designation in any Collection Period. On or before the tenth Business Day (the "Removal Notice Date") prior to the date on which (i) the designated Removed Accounts will be reassigned by the Trustee to the Purchaser, and (ii) the Purchaser shall reconvey the designated Removed Accounts to the Seller, (the "Removal Date"), the Purchaser shall give the Trustee, the Seller and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned by the Trustee to the Purchaser, and shall be reconveyed by the Purchaser to the Seller.

        (b)   The Purchaser shall be permitted to designate and require reassignment to it of Receivables from Removed Accounts, and reconveyance of Receivables in Removed Accounts to the Seller, only upon satisfaction of the following conditions:

            (i)  On or prior to the Removal Date, the Purchaser shall have executed a written instrument of reassignment in substantially the form of Exhibit B (the "Reassignment") and the Purchaser shall deliver to the Seller a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date, together with a list of Accounts remaining as of such Removal Notice Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

           (ii)  The Purchaser shall represent and warrant that no selection procedures believed by the Purchaser to be materially adverse to the interests of any outstanding Series of Investor Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust and reconveyed to the Seller;

          (iii)  The removal of any Receivables of any Removed Accounts and the reconveyance thereof to the Seller on any Removal Date shall not, (a) in the reasonable belief of the Purchaser, cause an Early Amortization Event to occur or an event which with notice or lapse of time or both would constitute an Early Amortization Event and (b) cause the Transferor Amount as a percentage of the Trust Principal Component to be less than the Minimum Transferor Percentage on such Removal Date;

          (iv)  The Rating Agencies shall have received ten (10) Business Days' notice of such proposed removal of Accounts and the Purchaser shall have received written confirmation from the Rating Agencies that such removal would not result in a downgrading or withdrawal of the then current ratings of any outstanding Series of the Investor Certificates;

           (v)  All filings and other actions necessary to continue the perfection of the interest of the Purchaser and the Trustee in the Receivables and the other property conveyed hereunder shall have been taken or made; and

          (vi)  The Purchaser shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in (i) through (iv) above. The Seller may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

        Upon satisfaction of the above conditions and the delivery by the Trustee of the Reassignment required by the Pooling and Servicing Agreement, the Purchaser shall execute and deliver the Reassignment to the Seller, and the Receivables from the Removed Accounts shall be reconveyed to the Seller pursuant to the provisions of this Section 13; provided that, upon such Reassignment, the Seller shall in no event continue to sell to the Purchaser Receivables arising out of Accounts created on and after the effective date of such Reassignment without the Trustee having received written confirmation from each of the Rating Agencies that such sales would not result in a withdrawal or downgrading of the then current ratings of any outstanding Series of Investor Certficates.

        SECTION 14.    Liability; Indemnification.    The Seller shall be liable for each obligation, covenant, representation and warranty of the Seller, arising under or related to this Agreement. Except as provided in the preceding sentence, the Seller shall be liable only to the extent of the obligations specifically undertaken by the Seller in its capacity as Seller hereunder. The Seller agrees to indemnify the Purchaser and to hold the Purchaser harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Purchaser as a result of a material breach of a covenant, representation or warranty hereunder.

        SECTION 15.    Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

        (a)   The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

            (i)  the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser, the Servicer and the Trustee, in form satisfactory to the Purchaser, the Servicer and the Trustee, the performance of every covenant and obligation of the Seller hereunder. (To the extent that any right, covenant or obligation of the Transferor is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

           (ii)  the Seller has delivered to the Purchaser, the Servicer and the Trustee an officers' certificate signed by a Vice President (or any more senior officer) of the Seller and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 15 and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Seller shall promptly advise the Rating Agencies in writing of any such merger, consolidation, conveyance or transfer.

        SECTION 16.    Limitation on Liability of the Seller.    Subject to Section 14 of this Agreement, neither the Seller nor any of its directors or officers or employees or agents in its capacity as Seller shall be under any liability to the Trust, the Trustee, the Certificateholders, the Purchaser or any other Person for any action taken or for refraining from the taking of any action in the capacity as Seller pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

        SECTION 17.    Sale of Accounts.

        (a)   The Seller may sell, transfer, assign, exchange, pledge, participate or otherwise convey its interest in the Accounts, to any Person, in whole or in part, upon satisfaction of the conditions set forth in Section 17(b) of this Agreement (such a sale transaction is referred to in this Section 17 as a "Conveyance"). The consummation of any Conveyance shall not require the consent of the Purchaser, the Trustee or the Holders of the Investor Certificates of any Series except as provided in this Section 17.

        (b)   No Conveyance may be effected unless and until the following conditions precedent are satisfied:

            (i)  the Person that acquires by Conveyance the conveyed Accounts shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof, (B) be a member of the same consolidated federal income tax group as the Purchaser, and (C) expressly assume, by an agreement supplemental hereto in form satisfactory to the Purchaser, the Servicer and the Trustee, executed and delivered to the Purchaser, and the Trustee, the performance of every covenant and obligation of the Seller hereunder and under the Pooling and Servicing Agreement;

           (ii)  the Seller shall deliver to the Purchaser and the Trustee, the Servicer and an Officer's Certificate stating that such Conveyance and such supplemental agreement comply with this Section 17 and that all conditions precedent provided by this Section 17(b) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this Section 17(b) have been complied with, and the Purchaser, the Servicer and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

          (iii)  the Seller shall deliver to the Purchaser, the Trustee and the Servicer a letter from each Rating Agency rating the Investor Certificates of any Series, confirming that the rating of such Certificates, after giving effect to such Conveyance, will not be lowered or withdrawn;

          (iv)  the Seller shall deliver to the Purchaser, the Trustee, the Servicer and the Rating Agencies an Opinion of Counsel to the effect that (i) such transfer will not adversely affect the treatment of the Investor Certificates of any Series after such transfer as debt for Federal income tax purposes and such transfer will not have any material adverse effect on the Federal income taxation of an Investor Certificateholder or any Certificate Owner and (ii) such transfer will not cause a taxable Event for Federal income tax purposes to any Investor Certificateholder; and

           (v)  all filings and other actions necessary to continue the perfection of the interest of the Purchaser and the Trustee in the Receivables and the other property conveyed hereunder shall have been taken or made.

        SECTION 18.    Access to Certain Documentation and Information Regarding the Receivables.    The Seller shall provide to the Trustee, the Servicer and the Purchaser reasonable access to the documentation regarding the Accounts and the Receivables in such cases where required in connection with the performance by the Trustee, the Servicer or the Purchaser of their obligations under this Agreement, the Pooling and Servicing Agreement or any Supplement, the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to such protective orders and confidentiality agreements or procedures as the Seller deems necessary or advisable and (iv) at offices designated by the Seller. Nothing in this Section 18 shall derogate from the obligation of the Purchaser, the Servicer, the Trustee or the Seller to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Seller to provide access as provided in this Section 18 as a result of such obligation shall not constitute a breach of this Section 18.

        SECTION 19.    Examination of Records.    The Seller and the Purchaser shall indicate clearly and unambiguously in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Agreement and the Pooling and Servicing Agreement for the benefit of the Investor Certificateholders. The Seller and the Purchaser shall, prior to the sale or transfer to a third party of any receivable held in their custody, examine its computer and other records to determine that such receivable is not a Receivable. In addition, the Seller agrees to take all action necessary to cause ITT to indicate clearly and unambiguously in its computer files and other records the information required to be so indicated by this Section 19 in accordance with the terms of the Servicing Agreement.

        SECTION 20.    Termination.    Upon the termination of the Trust pursuant to Section 13.1 of the Pooling and Servicing Agreement, the surrender of the Exchangeable Transferor Certificate and the compliance by the Trustee with Section 12.4 of the Pooling and Servicing Agreement, the Purchaser shall return to the Seller (without recourse, representation or warranty) all right, title and interest of the Purchaser in the Receivables and the related Product Security, whether then existing or thereafter created, all moneys due or to become due with respect thereto (including Recoveries), and all proceeds thereof except for amounts held by the Trustee pursuant to Section 12.3(b) of the Pooling and Servicing Agreement. The Purchaser shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller all right, title and interest which the Purchaser had in the Receivables.

        SECTION 21.    Amendment.

        (a)   This Agreement may be amended from time to time by the Seller and the Purchaser, without the consent of the Trustee or any of the Investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which are not inconsistent with the provisions of this Agreement. This Agreement may also be amended from time to time by the Seller and the Purchaser without the consent of the Trustee or the Investor Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Investor Certificateholders; provided, however, that (i) the Servicer shall have provided to the Trustee an Officer's Certificate to the effect that such action will not materially and adversely affect the interests of such Investor Certificateholders (or 100% of the Class of Investor Certificateholders so affected shall have consented), (ii) each Rating Agency rating the Investor Certificates confirms that such action will not result in the reduction or withdrawal of its rating of Investor Certificates and (iii) such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or adversely affect the treatment of the Investor Certificates as debt for Federal income tax purposes.

        (b)   This Agreement may also be amended from time to time by the Seller and the Purchaser with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Invested Amount of each and every Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment under this Section shall (i) reduce in any manner the amount of, or delay the timing of, Collections on the Receivables or payments or distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, or (ii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

        (c)   Prior to the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment to the Rating Agencies.

        (d)   Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish written notification of the substance of such amendment to any related Enhancement Provider and each Rating Agency.

        (e)   It shall not be necessary for the consent of Investor Certificateholders under this Section 21 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

        (f)    Any Reassignment relating to the conveyance of Receivables by the Purchaser to the Seller as provided in Section 13 of this Agreement, executed to facilitate the removal of Receivables from the Trust as provided in Section 2.7 of the Pooling and Servicing Agreement and executed in accordance with the provisions hereof shall not be considered amendments to this Agreement, including, without limitation, for the purpose of Sections 21(a), (b) or (c) of the Agreement.

        SECTION 22.    Protection of Right, Title and Interest to Receivables.

        (a)   The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Seller's and the Purchaser's right, title and interest the Receivables, the related Product Security and proceeds thereof to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder and the Trustee under the Pooling and Servicing Agreement in, to and under the Receivables, the related Product Security and the proceeds thereof. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 22(a).

        (b)   Within thirty (30) days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Seller shall give the Purchaser and the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's and the Trustee's security interest in the Receivables and the proceeds thereof.

        (c)   The Seller will give the Purchaser and the Trustee prompt written notice of any relocation of any office from which it keeps records concerning the Receivables or of its principal executive office, and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Purchaser's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

        SECTION 23.    Governing Law.    This Agreement shall be construed in accordance with the laws of the State of California, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        SECTION 24.    Notices.    All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of Yamaha Motor Receivables Corporation, 6555 Katella Avenue, Cypress, California 90630, Attention: Russell D. Jura, Esq. and (b) in the case of Yamaha Motor Corporation, U.S.A., 6555 Katella Avenue, Cypress, California 90630, Attention: Hiroshi Tanaka; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the party receives such notice.

        SECTION 25.    Severability of Provisions.    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

        SECTION 26.    Assignment.    Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller, except as contemplated by this Section 26 and Section 17 of this Agreement and the Pooling and Servicing Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Trustee for the benefit of the Investor Certificateholders of all Series as provided in Section 2.1 of the Pooling and Servicing Agreement, to which the Seller hereby expressly consents; provided, further, that except for the foregoing assignment, no such assignment shall occur unless the Trustee shall have received confirmation from the Rating Agencies that such assignment shall not cause a reduction or withdrawal of the rating of any Series of Certificates. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without the consent of the Purchaser. In the event that the Seller is obligated to pay funds to the Purchaser hereunder, to the extent the Purchaser is obligated to remit funds to the Trust pursuant to the Pooling and Servicing Agreement in connection with such event, the Seller agrees that it shall pay such funds to the Servicer or the Trustee as appropriate.

        SECTION 27.    Further Assurances.    The Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Relevant UCC State of any applicable jurisdiction. In addition, the Seller agrees to take any and all action necessary to enforce the obligations of ITT set forth in the Receivables Sale Agreement and the Servicing Agreement.

        SECTION 28.    No Waiver; Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of the Seller or the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

        SECTION 29.    Counterparts.    This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

        SECTION 30.    Third Party Beneficiaries.    This Agreement will inure to the benefit of and shall be binding upon the parties hereto, and, in addition, shall inure to the benefit of the Trustee and the Investor Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

        SECTION 31.    Merger and Integration.    Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

        SECTION 32.    Headings.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

YAMAHA MOTOR CORPORATION, U.S.A., as Seller
By	/s/ RUSSELL D. JURA
	Name:	Russell D. Jura
	Title:	Vice President, Legal
YAMAHA MOTOR RECEIVABLES CORPORATION, as Purchaser
By	/s/ HIROSHI TANAKA
	Name:	Hiroshi Tanaka
	Title:	Secretary & Treasurer

SCHEDULE I

[LIST OF ACCOUNTS]

EXHIBIT A

FORM OF SETTLEMENT STATEMENT

YAMAHA MOTOR CORPORATION, U.S.A.

YAMAHA MOTOR RECEIVABLES CORPORATION
RECEIVABLES PURCHASE AGREEMENT

        For Preceding Collection Period Beginning                        and Ending

        Yamaha Motor Corporation, U.S.A. (the "Seller"), and Yamaha Motor Receivables Corporation ("the Purchaser"), pursuant to the Receivables Purchase Agreement (the "Purchase Agreement") dated as of March 1, 1994, by and between the Seller and the Purchaser, do hereby agree and certify as follows:

1.
Capitalized terms used in this Settlement Statement have their respective meanings in the Purchase Agreement. This Settlement Statement is being delivered pursuant to Section 6 of the Purchase Agreement. References herein to certain sections are references to the respective sections in the Purchase Agreement.
2.	New Receivables created in Accounts in the preceding Collection Period being settled on this Purchase Date.
Settlement
3.	Purchase Price:
4.	Payment due to Seller in immediately available funds:

A-1

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Settlement Statement this            day of                        , 19    .

YAMAHA MOTOR CORPORATION, U.S.A., as Seller
By	Name: Title:

A-2

EXHIBIT B

FORM OF REASSIGNMENT OF
RECEIVABLES IN REMOVED ACCOUNTS
(As required by Section 13 of
the Receivables Purchase Agreement)

        REASSIGNMENT No.    OF RECEIVABLES, dated as of            ,    , by and between YAMAHA MOTOR CORPORATION, U.S.A., a California Corporation, as Seller (the "Seller"), and YAMAHA MOTOR RECEIVABLES CORPORATION, a Delaware Corporation (the "Purchaser"), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, the Seller and the Purchaser are parties to the Receivables Purchase Agreement, dated as of March 1, 1994 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement");

        WHEREAS, pursuant to the Master Pooling and Servicing Agreement, dated as of March 1, 1994, by and between the Purchaser as Transferor, the Seller as Servicer, and The Fuji Bank and Trust Company as trustee (the "Trustee"), the Purchaser wishes to remove all Receivables and the Product Security thereof in certain designated Accounts of the Purchaser (the "Removed Accounts") from the Yamaha Motor Master Trust (the "Trust") and to cause the Trustee to transfer the Receivables and the Product Security thereof of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Purchaser;

        WHEREAS, pursuant to Section 13 of the Receivables Purchase Agreement, the Purchaser wishes to reconvey to the Seller the Receivables in the Removed Accounts and the related Product Security; and

        WHEREAS, the Seller is willing to accept the reconveyance of the Receivables in the Removed Accounts and the related Product Security subject to the terms and conditions hereof;

        NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

        1.    Defined Terms.    All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

        "Removal Date" shall mean, with respect to the Removed Accounts designated hereby,                         , 19    .

        "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby,                         ,            (which shall be a date on or prior to the tenth Business Day prior to the Removal Date).

        2.    Designation of Removed Accounts.    The Seller shall deliver to the Trustee, not later than three (3) Business Days after the delivery of this Reassignment, a computer file or microfiche list containing a true and complete list of each Account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate Receivables balance in such Removed Accounts as of the Removal Notice Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Receivables Purchase Agreement as of the Removal Date.

        3.    Conveyance of Receivables.    (a) the Purchaser does hereby sell, transfer, assign, set over and otherwise convey to the Seller, without recourse or representation (included those implied by law) on and after the Removal Date, all right, title and interest of the Purchaser in and to the Receivables and the related Product Security now existing and hereafter created in the Removed Accounts designated on Schedule 1 hereto, all monies due or to become due and all amounts received with respect thereto, including all Recoveries related thereto, and all proceeds thereof.

        (b)   In connection with such sale, the Purchaser agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Purchaser of its lien on the Receivables in the Removed

Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

        4.    Acceptance by the Purchaser.    The Purchaser hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Purchaser the computer file or microfiche list represented by the Seller to be as described in Section 2 of this Reassignment.

        5.    Representations and Warranties of the Seller.    The Seller hereby represents and warrants to the Purchaser as of the Removal Date:

          (a)    Valid and Legally Binding Obligation.    This Reassignment constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

          (b)    Selection Procedures.    No selection procedures believed by such Seller to be materially adverse to the interests of any outstanding Series of Investor Certificates were utilized in selecting the Removed Accounts designated hereby.

          (c)    No Early Amortization Event.    The removal of the Accounts hereby removed shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; and

          (d)    True and Complete List.    The list of Removed Accounts described in Section 2(b) of this Assignment is, as of the Removal Date, true and complete in all material respects.

        6.    Conditions Precedent.    The amendment of the Receivables Purchase Agreement set forth in Section 7 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

          (a)    Officer's Certificate.    The Seller shall have delivered to the Purchaser an Officer's Certificate certifying that (i) on the Removal Date, all requirements set forth in Section 13 of the Receivables Purchase Agreement for designating Removed Accounts and reconveying the Receivables and related Product Security of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the Removal Date. The Purchaser may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

        7.    Amendment of the Receivables Purchase Agreement.    The Receivables Purchase Agreement is hereby amended to provide that all references therein to the "Receivables Purchase Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Receivables Purchase Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

        8.    Counterparts.    This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

YAMAHA MOTOR CORPORATION, U.S.A., as Seller
By	Name: Title:
YAMAHA MOTOR RECEIVABLES CORPORATION, as Purchaser
By	Name: Title:

Schedule 1
to Reassignment
of Receivables

REMOVED ACCOUNTS

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  Exhibit 10.1